FIRST AMENDMENT TO LICENSING AGENT AGREEMENT

THIS FIRST AMENDMENT TO LICENSING AGENT AGREEMENT ("Amendment"), dated and effective as of October 04, 2011, is by and among XCel Brands, Inc., a Delaware corporation and its affiliated entities, including, without limitation, IM Brands, LLC (the “Company") and Todd Slater (“TS”), and amends the Agreement dated August 12, 2011 by and between the Company and TS, which together with this Amendment shall hereinafter be collectively referred to as the "Agreement".  Any capitalized terms which are not defined herein shall have the definition set forth in the Agreement.

WHEREAS, the parties hereto desire to amend certain provisions of the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.         The Agreement is hereby amended as follows:

Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

“2.         Fees and Commissions.  XCel will pay to TS an advisory fee of $52,500.00 (the “Advisory Fee”) within 30 days following its acquisition of the Isaac Mizrahi brand and trademarks as compensation for strategic advisory services performed by TS for XCel related to XCel’s licensing program prior to its acquisition of the Isaac Mizrahi brand and trademarks.

Additionally, following the Initial Meeting, if any, Xcel may, in its sole discretion, enter into a License Agreement or Distribution Agreement with the TS Contact. If, during the Term  (or after the Term as provided below), Xcel enters into a License Agreement or Distribution Agreement with the TS Contact then, and only in such event, shall Xcel pay a commission to TS (the “Commission”), as follows:

(a.)         License Agreement.  For a License Agreement, TS shall be entitled to receive a Commission equal to fifteen (15%) percent of all Net Royalties (as defined below) actually received by Xcel during the first term of such License Agreement. For purposes hereof, “License Agreement” means a contract between Xcel and a TS Contact which grants to the TS Contact a license to use Xcel’s trademarks, tradedress, logos, or other brand identifying information  associated with the name “ISAAC MIZRAHI” (collectively, the “Trademarks”) in connection with the marketing, distribution and sale of merchandise (i) manufactured by the TS Contact (or its approved subcontractors) and (ii) displaying (or otherwise incorporating) the Trademark(s), all in exchange for agreed upon compensation, typically a royalty based on sales of such merchandise. For the purposes hereof, “Net Royalties” means the royalty payments actually received by Xcel from the TS Contact under the License Agreement (excluding any advertising royalties and any taxes, foreign or domestic, withheld from or added to any royalties paid to Xcel) less any fees, costs and/or expenses (including attorneys’ fees) incurred by Xcel in connection with the enforcement by Xcel of its rights to receive royalties under the License Agreement.

(b.)         Payment.  Commissions shall be payable within thirty (30) days of Xcel’s receipt of Net Royalties or Net Sales, as the case may be, from a TS Contact. Xcel shall provide TS with a copy of any License Agreement or Distribution Agreement entered into by Xcel hereunder. Xcel shall not be obligated to reimburse TS for any of TS’s out-of-pocket costs or expenses hereunder without Xcel’s prior written consent, which consent Xcel may grant or withhold in its sole discretion. Other than the Advisory Fee and the Commissions, if any, TS shall not be entitled to receive any other compensation from Xcel for its services hereunder.

2.         This Amendment shall not constitute an amendment of any other provision of the Agreement not expressly referred to herein.  Except as expressly amended, the provisions of the Agreement are and shall remain in full force and effect, and this Amendment shall be effective and binding upon the parties upon execution and delivery.

3.         This Amendment may be executed in any number of counterparts, each of which shall be deemed an original.  Delivery of executed signature pages hereof by facsimile transmission shall constitute effective and binding execution and delivery hereof.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

XCEL BRANDS, INC.

By:	/s/ Robert W. D’Loren
Name:	Robert W. D’Loren
Title:	Chairman and CEO

TODD SLATER

By:	/s/ Todd Slater
Name:	Todd Slater
Title:	Its.